Exhibit 99.1

News Release Contact: Michael A. Kuglin Chief Financial Officer P.O. Box 206, Whippany, NJ 07981-0206 Phone: 973-503-9252

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FOR IMMEDIATE RELEASE

Suburban Propane Partners, L.P. to Hold

Fiscal 2026 Second Quarter Results Conference Call

Whippany, New Jersey, April 22, 2026 -- Suburban Propane Partners, L.P. (NYSE:SPH), announced today that it has scheduled its Fiscal 2026 Second Quarter Results Conference Call for Thursday, May 7, 2026 at 9:00 AM Eastern Time.

Analysts, investors and other interested parties are invited to listen to management’s discussion of Fiscal 2026 Second Quarter results and business outlook by accessing the call via the internet at www.suburbanpropane.com, or by telephone as follows:

Phone #: (888) 880-3330

Ask for: Suburban Propane Partners Fiscal 2026 Second Quarter Results Conference Call.

In addition, a replay of the conference call will be available from 12:00 PM Eastern Time, Thursday, May 7, 2026 until 11:55 PM Eastern Time, Thursday, May 14, 2026 and can be accessed by dialing (800) 770-2030, Access Code 8917627#. The replay will also be available via Suburban’s website until the replay for next quarter’s call is posted.

About Suburban Propane Partners, L.P.

Suburban Propane Partners, L.P. (“Suburban Propane”) is a publicly traded master limited partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban Propane has been in the customer service business since 1928 and is a nationwide distributor of propane, renewable propane, renewable natural gas (“RNG”), fuel oil and related products and services, as well as a marketer of natural gas and electricity and producer of and investor in low carbon alternatives, servicing the energy needs of approximately 1 million residential, commercial, governmental, industrial and agricultural customers through approximately 750 locations across 42 states.

Suburban Propane is supported by three core pillars: (1) Suburban Commitment – showcasing Suburban Propane’s almost 100-year legacy, an ongoing commitment to the highest standards for dependability, flexibility, and reliability that underscores Suburban Propane’s commitment to excellence in customer service; (2) SuburbanCares – highlighting continued dedication to giving back to local communities across Suburban Propane’s national footprint; and (3) Go Green with Suburban Propane – promoting the clean burning and versatile nature of propane and renewable propane as a bridge to a green energy future and investing in the next generation of innovative, renewable energy alternatives.

For additional information on Suburban Propane, please visit www.suburbanpropane.com.

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